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Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

July 16, 2008

To Our Shareholders:

I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at 9:30 a.m. on Tuesday, August 19, 2008, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California.

At the meeting, you will be asked to elect six directors and approve the ratification of Perry-Smith LLP as our independent accountants.  Information about these matters is set forth in the attached Notice and Proxy Statement.

Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting.  However, regardless of whether you plan to attend in person, it is important that your vote be counted.  I urge you to vote your shares by signing and returning the accompanying proxy card.

Sincerely,

Garrett A. Garrettson
Chairman of the Board of Directors

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at 9:30 AM, local time, on Tuesday, August 19, 2008, at the Giga-tronics executive offices, at 4650 Norris Canyon Road, San Ramon, California, for the following purposes:

1.	Elect six directors for the ensuing year;

2.	Ratify the appointment of Perry-Smith LLP as independent accountants; and

3.	Transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on June 23, 2008 will be entitled to vote at this meeting, or any adjournment of this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD.  PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

Patrick J. Lawlor
Corporate Secretary

San Ramon, California
July 16, 2008

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

July 16, 2008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held
August 19, 2008

This proxy statement is submitted by the Board of Directors of Giga-tronics Incorporated (“Giga-tronics” or the “Company”), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:30a.m. on Tuesday, August 19, 2008, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California, in accordance with the notice to shareholders, and at any adjournment thereof.

Our Board of Directors has fixed June 23, 2008 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting.  A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting.  On the record date, there were 4,824,021 shares of Giga-tronics common stock issued and outstanding.  Each share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting.  However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by at least one shareholder before voting for the election of directors.  Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses.  Six directors will be elected at this meeting.

Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies.  It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date.  A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person.  Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy.  The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is July 16, 2008.

The Altman Group (Altman Group) will be using an automated system for the tabulation of shareholder votes for Giga-tronics.  Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees have discretionary voting power with respect to all of the ballot items described below and elsewhere in this proxy statement.  In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.  Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.  The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the ratification of our independent registered public accounting firm. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the selection of the independent registered public accounting firm.

The Annual Report of Giga-tronics for its fiscal year ended March 29, 2008 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Giga-tronics and by The Altman Group.  Giga-tronics has retained The Altman Group to solicit proxies for a fee of approximately $7,000, which includes the estimated fees for related services to be rendered by Broadridge Financial Solutions, Inc.  No additional compensation will be paid to directors, officers or other employees for such services.

The executive offices of Giga-tronics are located at 4650 Norris Canyon Road, San Ramon, California  94583, and the telephone number at that location is (925) 328-4650.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified.  The nominees of the Board of Directors for election as directors are listed below.  There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics.  The Board of Directors has determined that Messrs. Cole, Garrettson, Harvey and Wilson, representing a majority of the Board of Directors, are independent under the independence standards of The Nasdaq Stock Market, Inc.

Name and Principal Occupation	Director Since	Age
George H. Bruns, Jr. Chairman of the Board until February 2008 and a Director of the Company. Chief Executive Officer from January 1995 until April 2006. He provided seed financing for the Company in 1980 and has been a Director since inception. Mr. Bruns is General Partner of The Bruns Company, a private venture investment and management consulting firm. Mr. Bruns is Director of Testronics, Inc. of McKinney, Texas.	1980	89
James A. Cole General Partner of Windward Ventures, General Partner of Spectra Enterprise Associates and a Partner of New Enterprise Associates. Founder and President of Amplica, Inc. and presently a director of Vitesse Semiconductor Corp., a public company, and eleven private companies including Troika Network and Astute Networks.	1994	66
Kenneth A. Harvey President of Peak Consulting Group. Former CEO of Advanced Wireless & Telecom, Vice President and General Manager of Credence Systems Corporation. Co-founded Modulation Instruments where he served as President and CEO.	2002	43

Garrett A. Garrettson
Chairman of the Board of Directors of Giga-tronics Inc. since February 2008.  Garrett Garrettson is currently President of G. Garrettson Consulting LLC, providing management consulting to public and private companies.  From  December 2005 until January 2008 Dr. Garrettson was President and CEO of Fresco Technologies, a private digital imaging company, and from November 2001 until September 2004, he was President and CEO of Clairvoyante, a private company that develops and licenses critical technology to the flat panel display industry.  From 1996 until 2002, he held the position of Chairman, and before that President & CEO, of Spectrian Corporation, a public company that developed, manufactured and sold wireless telecommunications infrastructure equipment and semiconductors. Before Spectrian he spent ten years in the data storage industry as President & CEO of Censtor Corporation, a Vice President at Seagate Technology and a Vice President at Control Data.  He began his career as a Director at HP Laboratories after being an Assistant Professor of Physics, Naval Postgraduate School. He was educated at Stanford in Engineering Physics, receiving his PhD.  In addition to being a Director of Giga-tronics, he is a Director of Catalyst Semiconductor, Iridex, and GSI Group.

	2006	65
John R. Regazzi
Chief Executive Officer and a Director of the Company since April 2006.  Mr. Regazzi had been President and General Manager of Instrument Division since August 2005, and prior to that, was Vice President of Operations for Instrument Division from October 2004 through August 2005.  Prior to that, he was Vice President of Engineering for Instrument Division from June 2001 through October 2004. Previous experience includes 22 years at Hewlett Packard and Agilent Technologies in various design and management positions associated with their microwave sweeper and synthesizer product lines. His final position at Agilent Technologies was as a senior engineering manager.

	2006	53
Robert C. Wilson Former Chairman of Wilson & Chambers, a private investment firm. Prior to that, Mr. Wilson was Vice President of General Electric, Executive Vice President of Rockwell International, CEO of Collins Radio, and CEO of Memorex.	1991	88

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED.

Information about Executive Officers

Name	Age	Position

John R. Regazzi	53	See previous table.

Patrick J. Lawlor	58
Vice President, Finance, Chief Financial Officer and Secretary of Giga-tronics, Inc. since February 2007.  Mr. Lawlor was previously a Consultant to PDL BioPharma, Inc., and before that was the Vice President, Chief Financial Officer at SaRonix, LLC, a $90 million private company with international facilities.  Prior to that he was the Chief Financial Officer with Aerojet Fine Chemicals, LLC, a $65 million subsidiary of GenCorp, and Vice President of Finance with Systems Chemistry, Inc.  Mr. Lawlor spent 23 years with Westinghouse Electric Corporation, where he rose through numerous positions among various divisions, with his final position as Vice President of Finance and Controller.

Jeffrey T. Lum	62
President, ASCOR, Inc. since November 1987.  Mr. Lum founded ASCOR in 1987 and has been President since inception.  Mr. Lum was a founder and Vice President of Autek Systems Corporation, a manufacturer of precision waveform analyzers.  Mr. Lum is on the Board of Directors for the Santa Clara Aquamaids, a non-profit organization dedicated to advancing athletes in synchronized swimming to the Olympic games.

Rodrick G. Cross	51
Vice President, Sales & Marketing since October 2007.  Mr. Cross has over 25 years of experience in building, leading and operating global marketing, sales, business development, customer service and technical application engineering organizations.  He was Vice President of Worldwide Sales, Marketing , Business Development and Technical Support for World Energy Labs, Inc. from 2005 to 2007, and from 2004 to 2005 was Director of Worldwide OEM Partnerships and Business Development with Cerbian, Inc. (acquired by Blue Coat Systems in 2004).  Prior to that, he was Vice President, Marketing and Sales with Precis Design Corporation from 2002 to 2004.  In addition, Mr. Cross had 15 years experience in sales and marketing with Hewlett Packard.  He received his Bachelor of Science Degree from Brigham Young University and speaks fluent Japanese.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Meetings

There were six meetings of the Board of Directors during the last fiscal year.  All six of the directors attended all the regularly scheduled meetings of the Board of Directors and all the committees on which they sat.  Directors are expected to attend the Annual Meeting except for good cause.  All six of the six directors attended the Annual Meeting in 2007.

Committees

Giga-tronics' Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee.  During fiscal 2008, the Audit Committee consisted of directors James A. Cole, Kenneth A. Harvey (Chairman) and Robert C. Wilson, all of whom are independent under the director independence standards of The Nasdaq Stock Market, Inc.  The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports.  The charter of the Audit Committee was included as Appendix A to the Company's Proxy Statement for its Annual Meeting in 2007.  The Audit Committee must approve all non-audit services provided by the independent accountants.  The Audit Committee has not adopted any standards for pre-approval of non-audit services and has not pre-approved any non-audit services.  The Audit Committee held six meetings during the past fiscal year.  The board has determined that Robert Wilson has:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of audit committee functions.

Therefore the Board of Directors determined that Robert Wilson is the Audit Committee’s financial expert for purposes of Nasdaq rules and requirements of the Sarbanes Oxley Act.

Compensation Committee.  During fiscal 2008, the Compensation Committee consisted of directors Garrett A. Garrettson (Chairman), Kenneth A. Harvey and Robert C. Wilson, all of whom are independent under the director independence standards of The Nasdaq Stock Market, Inc.  The committee formulates recommendations to the Board of Directors regarding levels of compensation for management.  In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Committee awards options to purchase shares of our common stock.  The Compensation Committee reviews and approves all stock options and executive compensation as part of the Board of Directors meetings.

The Compensation Committee did not engage any compensation consultants in determining or recommending executive officer compensation for fiscal 2008.  The Compensation Committee met one time during the last fiscal year.  The Compensation Committee does not have a formal charter.

Nominating Committee.  The Board of Directors has a Nominating Committee, which is currently comprised of directors James A. Cole and Robert C. Wilson, both of whom are independent under the director independence standards of The Nasdaq Stock Market, Inc.  The purposes of the Nominating Committee are to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors.  The Nominating Committee met one time during the last fiscal year.

The Nominating Committee has no formal process for identifying and evaluating candidates.  Existing directors attempt to identify suitable candidates as the need arises.  The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or committee.  In the past year the Company did not receive any recommendations for director candidates from any shareholders.  Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications.  The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

The Nominating Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business.  At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and any recommended by shareholders, meets the following minimum qualifications:

•	The nominee should have a reputation for integrity and honesty.
•	The nominee should have demonstrated business experience and the ability to exercise sound judgment.
•	The nominee should have an understanding of the Company and its industry.
•	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.
•	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

The Nominating Committee also serves as the Corporate Governance Committee.  The Corporate Governance Committee has adopted a Code of Ethics applicable to all directors, officers and employees.  The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary.

The charter of the Nominating Committee is not available on the Company’s website but was included as Appendix B to the Company's Proxy Statement for its Annual Meeting in 2007.

Compensation of Directors

Each of the directors who is not employed by Giga-tronics receives an annual director's fee of $10,000 and, in addition, a fee of $1,000 for attendance at each Board of Directors meeting.  Outside directors serving on committees of the Board of Directors receive $500 for attendance at each committee meeting held on a day other than a Board meeting date.  From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services they provide to Giga-tronics as members of the Board.

The following table summarizes compensation paid to directors (other than Mr. Regazzi, whose compensation in all capacities is included in the Summary Compensation Table below) in fiscal year 2008.

Director Compensation
Name	Fees Earned or Cash Paid ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)
George H. Bruns, Jr.	$23,000	$36,109	--	$87,577	--	$146,686
James A. Cole	$16,000	$2,605	--	--	--	$18,605
Garrett A. Garrettson	$17,000	$2,605	--	--	--	$19,605
Kenneth A. Harvey	$16,000	$2,605	--	--	--	$18,605
Robert C. Wilson	$16,000	$2,605	--	--	--	$18,605

(1)  The value for Stock Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for fiscal year 2008 in accordance with Statement of Financial Accounting Standards No. 123R, "Accounting for Stock-Based Compensation", (FAS 123R).  For Option Awards, the dollar amount for each individual varies depending on the number of options held, the fair value of such options, and the vesting terms of such options.  See Note 1 of the audited consolidated financial statements for the fiscal year ended March 29, 2008 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under FAS 123R.  At March 29, 2008, Mr. Bruns held options to purchase 108,000 shares of common stock while the remaining directors listed above held options to purchase 25,000 shares of common stock.

Giga-tronics has entered into indemnification agreements with all of its officers and directors.

Communications with Directors

The Company does not have a formal process for shareholders to send communications to the Board of Directors or to specific individual directors.  Shareholders may send communications to the full board or to individual directors at the Company’s main office at 4650 Norris Canyon Road, San Ramon, California 94583.  Communications will be forwarded unopened to the director to whom it is addressed or to the lead independent director if addressed to the Board of Directors.  The Board of Directors believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics' common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC.  Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 29, 2008 its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below includes information as of June 23, 2008, concerning the beneficial ownership of Giga-tronics' common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics' outstanding common stock; each director and nominee; each executive officer named in the Summary Compensation Table below; and all directors and executive officers of Giga-tronics as a group:
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total Outstanding Common Stock
George H. Bruns, Jr. 4650 Norris Canyon Road San Ramon, California 94583	562,273 (1)	11.13%
James A. Cole 2291 Melford Court Thousand Oaks, California 91361	44,844 (2)	0.89
Rodrick G. Cross 4650 Norris Canyon Road San Ramon, California 94583	0 (3)	0.00
Garrett A. Garrettson P.O. Box 157 Pebble Beach, California 93953	8,750 (4)	0.17
Kenneth A. Harvey 4650 Norris Canyon Road San Ramon, California 94583	24,750 (5)	0.49
Patrick J. Lawlor 4650 Norris Canyon Road San Ramon, California 94583	20,850 (6)	0.41
Jeffrey T. Lum 4650 Norris Canyon Road San Ramon, California 94583	56,277 (7)	1.11
John R. Regazzi 4650 Norris Canyon Road San Ramon, California 94583	90,500 (8)	1.79
Robert C. Wilson 620 Sand Hill Road #413-G Palo Alto, California 94304	11,250 (9)	0.22
All executive officers and directors as a group (9 persons, including those above)	819,494 (10)	16.23
Renaissance Technologies LLC James H. Simons 800 Third Avenue New York, New York 10022	244,300	5.08%

  (1)  Includes 260,870 shares owned by the Bruns Trust; 170,000 registered in the names of Mr. Bruns' son and daughter;  22,163 shares owned by The Bruns Company; 19,740 shares owned directly and 89,500 shares issuable under options exercisable within 60 days of June 23, 2008.
  (2)  Includes 11,250 shares issuable under options exercisable within 60 days of June 23, 2008.
  (3)  Date of hire October 12, 2007.
  (4)  Includes 8,750 shares issuable under options exercisable within 60 days of June 23, 2008.
  (5)  Includes 11,250 shares issuable under options exercisable within 60 days of June 23, 2008.
  (6)  Includes 18,750 shares issuable under options exercisable within 60 days of June 23, 2008.
  (7)  Includes 22,913 shares issuable under options exercisable within 60 days of June 23, 2008.
  (8)  Includes 52,500 shares issuable under options exercisable within 60 days of June 23, 2008.
  (9)  Includes 11,250 shares issuable under options exercisable within 60 days of June 23, 2008.
(10)  Includes 226,163 shares issuable under options exercisable within 60 days of June 23, 2008.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics' chief executive officer and the other executive officers during the last fiscal year ended March 29, 2008, and for the fiscal year ended March 31, 2007:

Summary Compensation Table
Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards (1) ($) (f)	All Other Compensation (2) ($) (i)	Total ($) (j)
Rodrick G. Cross (3)	2008	$76,788	$35,000	$5,849	--	$117,637
Vice President, Sales & Marketing	2007	--	--	--	--	--
Patrick J. Lawlor	2008	$130,846	--	$19,005	$654	$150,505
VP Finance, CFO & Secretary	2007	$18,173	--	$480	--	$18,653
Jeffrey T. Lum(4)	2008	$133,778	--	$11,616	$669	$146,063
President, ASCOR, Inc.	2007	$124,568	--	$10,365	$9,391	$144,324
John R. Regazzi	2008	$140,000	--	$39,639	$700	$180,339
Chief Executive Officer	2007	$139,615	--	$22,172	$675	$162,462

(1)
Stock options granted under Giga-tronics' 2000 Stock Option Plan and the 2005 Employee Incentive Plan.  The value for Stock Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for fiscal year 2008 in accordance with Statement of Financial Accounting Standards No. 123R, "Accounting for Stock-Based Compensation", (FAS 123R).  For Option Awards, the dollar amount for each individual varies depending on the number of options held, the fair value of such options, and the vesting terms of such options.  See Note 1 of the audited consolidated financial statements for the fiscal year ended March 29, 2008 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under FAS 123R.

(2)	Includes contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.

(3)	Date of hire October 12, 2007.

(4)	Other compensation in 2007 for Mr. Jeffrey T. Lum includes $7,800 for the use of a company automobile.

Stock Options

The following table sets forth information about stock options held by the named executive officers and outstanding at the end of fiscal 2008.  All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Rodrick G. Cross	--	60,000	$1.85	11/13/2012
Patrick J. Lawlor	18,750	56,250	$1.96	3/20/2012
	--	15,000	$1.85	11/13/2012
Jeffrey Lum	3,750	--	$1.96	7/15/2008
	15,000	--	$2.29	1/15/2009
	4,163	12,487	$1.42	9/12/2011
	--	10,000	$1.85	11/13/2012
John R. Regazzi	10,000	--	$1.96	7/15/2008
	8,750	26,250	$2.65	4/21/2011
	25,000	75,000	$2.31	11/14/2011

Equity Compensation Plan Information

The following table provides information on options and other equity rights outstanding and available at March 29, 2008.

Equity Compensation Plan Information
	No. of securities to be issued upon exercise of outstanding option, warrants and rights	Weighted average exercise price of outstanding option, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by securities holders	855,650	$2.04	445,225
Equity compensation plans not approved by securities holders	n/a	n/a	n/a
Total	855,650	$2.04	445,225

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Change-In-Control Arrangements

All outstanding options will automatically accelerate and become exercisable for fully vested shares upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics' assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics' outstanding common stock, or a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership.

Compensation Committee Interlocks and Insider Participation

For the 2008 fiscal year, the Compensation Committee was comprised of Messrs. Garrett A. Garrettson, Kenneth A. Harvey and Robert C. Wilson.

No executive officer of Giga-tronics serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of Giga-tronics Board of Directors or Compensation Committee.

Audit Committee
Report of the Audit Committee

The Audit Committee of the Board is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls.  The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management to review and discuss the March 29, 2008 consolidated financial statements.  The Audit Committee also discussed, with the independent accountants, the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees".  The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee discussed with the independent accountants that firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 29, 2008 for filing with the Securities and Exchange Commission.  The Committee has approved the engagement of Perry-Smith LLP to continue as the Company's auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Kenneth A. Harvey, Chairman
Robert C. Wilson
James A. Cole

Report on Executive Compensation

General Compensation Policy

Giga-tronics' executive compensation philosophy rests on two fundamental principles.  First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives.  Secondly, the program is intended to create an alignment of interest between Giga-tronics' executives and its shareholders such that a significant portion of each executive's compensation is linked directly to the creation of shareholder value.

The Executive Compensation Program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary.  The incentive pay programs are intended to reward performance that is directly relevant to the Company's short term and long term success.  The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.

Factors

The process involved and the factors considered in the executive compensation determination for fiscal year 2008 are summarized below.  It is expected that this process will remain the same in fiscal year 2009.  However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance".

Base Salary

Base salaries are based primarily on individual performance, and each individual’s role in Giga-tronics.  Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

On the basis of its knowledge of the industry, this Committee believes that the base salary levels in effect for Giga-tronics' executive officers are competitive with the companies within and outside its industry with which Giga-tronics competes for executive talent.  However, the Committee did not, through one or more external salary surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Giga-tronics' executive officers stood in relation to other companies in its industry.

Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace.  Salary increases are granted within a pay-for-performance framework.

Annual Performance (Non-Stock) Based Incentive Compensation

Giga-tronics' annual incentive bonus plan is intended to:

•                         reward key employees based upon company and individual performance,
•                         motivate, and
•                         provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

Bonus payments earned in fiscal 2008 were $35,000.

Long-Term (Stock Based) Incentive Compensation

Giga-tronics has always believed that stock ownership or stock option participation was the most effective way of aligning its management and shareholder interests.  Options are generally issued at 100% of market value, for five year terms, exercisable for 25% of the total grant per year after the first year.  The right to exercise options expires 60 days after termination of employment, except in case of death when an optionee's estate would have six months to exercise.

CEO Compensation

The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

The Compensation Committee established a $140,000 annual salary for the CEO.

Deduction Limit for Executive Compensation

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

The 1990 Stock Option Plan was amended in 1994 to restrict the maximum number of shares of common stock for which any one participant may be granted stock options and stock appreciation rights to 200,000 shares, and the stockholders approved this amendment at the 1994 Annual Meeting.  As a result, stock options granted to Giga-tronics' executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation.  The 2000 Stock Option Plan and the 2005 Employee Incentive Plan both reflect these same restrictions.

BY THE COMPENSATION COMMITTEE:

Garrett A. Garrettson, Chairman
Kenneth A. Harvey
Robert C. Wilson

PROPOSAL 2

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has re-appointed the firm of Perry-Smith LLP as Giga-tronics' independent accountants for the fiscal year ending March 28, 2009 and to perform other appropriate services.  We are seeking ratification by the shareholders for this appointment.  In case of a negative vote, the appointment will be reconsidered.

Representatives of Perry-Smith LLP are expected to be present at Giga-tronics' Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

The following table presents aggregate fees billed for professional services rendered by Perry-Smith LLP in fiscal year 2008 and in fiscal year 2007 in the following categories:

	2008	2007
Audit fees	$160,000	$153,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Independence of Perry-Smith LLP

Since Perry-Smith LLP did not perform any financial information systems design and implementation or any other professional services, the Audit Committee did not need to consider the independence issue which might arise from such services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PERRY-SMITH LLP.

SHAREHOLDERS' PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2009, a shareholder proposal must be received by Giga-tronics no later than June 5, 2009.  To be considered for inclusion in the Giga-tronics proxy statement for its Annual Meeting of Shareholders to be held in 2009, a shareholder proposal must be received by Giga-tronics no later than April 10, 2009.  Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA  94583.

The Annual Report of Giga-tronics for the fiscal year ended March 29, 2008 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.  Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy.  Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting.  If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments.  Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board of Directors and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material.  These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

Garrett A. Garrettson
Chairman of the Board of Directors

San Ramon, California
July 16, 2008

TO VOTE YOUR PROXY

Simply sign and date your proxy card and return it in the postage-paid envelope to:

     Giga-tronics Inc., c/o The Altman Group, Inc., PO Box 238, Lyndhurst NJ 07071-9902.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

[X]	Please mark votes as in this example

1.	Elect six Directors for the ensuing year.	FOR ALL NOMINEES LISTED	WITHHOLD AUTHORITY
	Nominees: (1) George H. Bruns, Jr., (2) James A. Cole, (3) Garrett A. Garrettson, (4) Kenneth A. Harvey, (5) John R. Regazzi, (6) Robert C. Wilson.	(EXCEPT AS INDICATED BELOW)	TO VOTE FOR ALL NOMINEES LISTED
		[ ]	[ ]
INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such names in the space provided below.

2.	Ratify the selection of Perry-Smith LLP as independent certified public accountants.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	Dated: , 2008

Signature(s)

Signature(s)

Title

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized President or other officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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GIGA-TRONICS INCORPORATED
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Garrett A. Garrettson and Patrick J. Lawlor, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on June 23, 2008 at the Annual Meeting of Shareholders to be held at 9:30 a.m.(PDT), on August 19, 2008, at Giga-tronics' principal executive offices at 4650 Norris Canyon Road, San Ramon, CA 94583, or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE.  THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

(Continued, and to be signed, on the other side.)